Exhibit 99.1

COMPANY CONTACT	INVESTOR CONTACTS
The Spectranetics Corporation	Westwicke Partners
Guy Childs, Chief Financial Officer	Lynn Pieper
(719) 633-8333	(415) 202-5678
lynn.pieper@westwicke.com

FOR IMMEDIATE RELEASE

SPECTRANETICS ACHIEVES FOURTH QUARTER REVENUE OF $36.8 MILLION

13% Increase Over Q4 2011

Provides Outlook for 2013

COLORADO SPRINGS, CO. (February 21, 2013) - The Spectranetics Corporation (NASDAQ: SPNC) today reported financial results for the three and twelve months ended December 31, 2012. Highlights of the quarter (all compared with the quarter ended December 31, 2011) include:

•	Lead Management revenue growth of 29%, 30% on a constant currency basis[1]

•	Vascular Intervention revenue growth of 5%, 6% on a constant currency basis, led by U.S. peripheral atherectomy growth of 15%

•	U.S. revenue increased 14% to $30.8 million

•	International revenue increased 8% to $5.9 million, 11% growth on a constant currency basis

“The fourth quarter of 2012 marks our fifth consecutive quarter of double digit revenue growth on a constant currency basis,” said President and Chief Executive Officer, Scott Drake. “We set the goal more than a year ago to be a reliable, profitable double digit growth company-and in 2012, we have cleared this bar. As we look forward to 2013, we have reason to be excited about our prospects-our core markets are growing in the range of 10% and we are gaining share. We are providing our outlook for 2013, which anticipates continued success. Over the long term, we are striving to drive further revenue acceleration and continued margin expansion, which will culminate in meaningful operating leverage over time.”

Net income for the fourth quarter of 2012 was $673,000, or $0.02 per diluted share, compared with net income of $355,000, or $0.01 per diluted share, for the fourth quarter of 2011. Non-GAAP adjusted net income for the fourth quarter of 2012 was $984,000, or $0.03 per diluted share, and for the fourth quarter of 2011 was $1.3 million, or $0.04 per diluted share. Non-GAAP adjusted net income excludes special items described later in this release under the heading “Reconciliation of Non-GAAP Financial Measures.”

_______________________________
1Constant currency is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures” later in this release.

2012 Financial Results

Revenue for the twelve months ended December 31, 2012 rose 10% (11% on a constant currency basis) to $140.3 million, from $127.3 million in 2011. Vascular Intervention revenue increased 8% (9% on a constant currency basis) to $67.3 million; Lead Management revenue increased 19% (20% on a constant currency basis) to $55.2 million; and laser system, service and other revenue decreased 4%, both on an as reported and constant currency basis, to $17.8 million.

On a geographic basis, United States revenue was $117.4 million, an increase of 11% from 2011. International revenue was $22.8 million, an increase of 7% (13% on a constant currency basis) from 2011.

Net income for the twelve months ended December 31, 2012 was $2.2 million, or $0.06 per diluted share, compared with net income of $894,000 or $0.03 per diluted share, in the twelve months ended December 31, 2011. Non-GAAP adjusted net income for the twelve months ended December 31, 2012 was $2.5 million, or $0.07 per diluted share, and for the twelve months ended December 31, 2011 was $2.7 million, or $0.08 per diluted share. Non-GAAP adjusted net income excludes special items described later in this release under the heading “Reconciliation of Non-GAAP Financial Measures.”

2013 Outlook

Management projects that 2013 revenue will be in the range of $153.0 - $155.5 million, an increase of 9% - 11% from 2012.

Net income for 2013 is projected to be in the range of $0.0 - $0.5 million, or $0.00 - $0.01 per diluted share, including the impact of the Medical Device Tax which is estimated to be approximately $2.5 million for 2013. Projected net income also includes estimated non-cash amortization costs of approximately $1.6 - $2.0 million associated with the recently announced acquisition of the Quick-Access™ and Quick-Cross Capture™ devices.

Earnings before interest, taxes, depreciation, amortization, special items and the medical device tax (Adjusted EBITDA) is anticipated to be in the range of $13.5 - $14.5 million in 2013, compared with Adjusted EBITDA of $13.1 million in 2012. Adjusted EBITDA provides for comparability between periods and represents an additional measure of the operating performance of the business.

As a result of seasonal operating expenses that are higher in the first half of the year, investments in research, development and commercial programs, non-cash amortization costs associated with the previously announced acquisition, and the impact of the medical device tax, a net loss of up to $2.5 million is anticipated in the first half of 2013, mostly in the first quarter.

Conference Call

Management will host an investment community conference call today beginning at 9:00 a.m. Mountain time, 11:00 a.m. Eastern time, to discuss these results and answer questions. Individuals interested in listening to the conference call may do so by dialing (877) 561-2747 for domestic callers, or (973) 409-9689 for international callers, or from the webcast on the investor relations section of the Company's Web site at: www.spectranetics.com. The webcast will be available on the Company's Web site for 14 days following the completion of the call.

About Spectranetics

Spectranetics develops, manufactures, markets and distributes single-use medical devices used in minimally invasive procedures within the cardiovascular system. The Company's products are sold in more than 40 countries and are used to treat arterial blockages in the heart and legs, as well as the removal of pacemaker and defibrillator leads.

The Company's Vascular Intervention (VI) products include a range of peripheral and cardiac laser catheters for ablation of occluded arteries above and below the knee and within coronary arteries.
The Company also markets aspiration and thrombectomy catheters for the removal of thrombus and support catheters to facilitate crossing of coronary and peripheral arterial blockages.

The Lead Management (LM) product line includes excimer laser sheaths and cardiac lead management accessories for the removal of pacemaker and defibrillator cardiac leads.

For more information, visit www.spectranetics.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Such statements may include words such as “anticipate,” “will,” “estimate,” “expect,” “look forward,” “strive,” “project,” “intend,” “should,” “plan,” “believe,” “hope,” “enable,” “potential,” and other words and terms of similar meaning in connection with any discussion of, among other things, future operating or financial performance, strategic initiatives and business strategies, regulatory or competitive environments, our intellectual property and product development. These forward-looking statements include, but are not limited to, statements regarding our expectation of continued growth and the reasons for that growth, growth rates, and 2013 outlook including projected revenue and net income. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements and to note that they speak only as of the date hereof. These risks and uncertainties may include market acceptance of excimer laser atherectomy technology and our lead removal products, increasing price and product competition, increased pressure on expense levels resulting from expanded sales, marketing, product development and clinical activities, uncertain success of our strategic direction, dependence on new product development, uncertain success of or delays in our clinical trials, adverse results in connection with any ongoing legal proceeding, or any legal proceeding in which we may become involved, adverse impact to our business of the healthcare reform and related legislation, continued or worsening adverse conditions in the general domestic and global economic markets and continued volatility and disruption of the credit markets, which, among other things, affects the ability of hospitals and other health care systems to obtain credit and may impede our access to capital, intellectual property claims of third parties, availability of inventory from suppliers, adverse outcome of FDA inspections, the receipt of FDA approval to market new products or applications and the timeliness of any approvals, market acceptance of new products or applications, product defects, ability to manufacture sufficient volumes to fulfill customer demand, availability of vendor-sourced components at reasonable prices, unexpected delays or costs associated with any planned improvements to our manufacturing processes, and share price volatility due to the initiation or cessation of coverage, or changes in ratings, by securities analysts. For a further list and description of such risks and uncertainties that could cause our actual results, performance or achievements to be materially different from any anticipated results, performance or achievements, please see our previously filed SEC reports, including those risks set forth in our 2011 Annual Report on Form 10-K. We disclaim any intention or obligation to update or revise any financial or other projections or other forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most directly comparable GAAP measures for the respective periods, and an explanation of our use of these non-GAAP measures, can be found in “Reconciliation of Non-GAAP Financial Measures” immediately following the financial tables. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

-Financial tables follow-

THE SPECTRANETICS CORPORATION
Condensed Consolidated Statements of Operations
(000’s, except per share data and percentages)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Revenue	$36,751	$32,524	$140,285	$127,287
Cost of products sold	9,815	8,800	37,927	35,723
Gross profit	26,936	23,724	102,358	91,564
Gross margin %	73.3%	72.9%	73.0%	71.9%
Operating expenses:
Selling, general and administrative	20,967	17,795	82,254	70,502
Research, development and other technology	4,712	4,066	16,846	17,729
Acquisition-related costs	311	—	311	—
Federal investigation legal and accrued indemnification costs	—	(370)	—	(370)
Settlement costs - license agreement dispute	—	1,821	—	1,821
Litigation charge	—	—	—	596
Total operating expenses	25,990	23,312	99,411	90,278
Operating income	946	412	2,947	1,286
Litigation-related interest expense	—	—	—	(230)
Other income (expense), net	2	(64)	13	69
Total other income (expense)	2	(64)	13	(161)
Income before taxes	948	348	2,960	1,125
Income tax expense (benefit)	275	(7)	734	231
Net income	$673	$355	$2,226	$894

Net income per common share:
Basic	$0.02	$0.01	$0.06	$0.03
Diluted	0.02	0.01	0.06	0.03
Weighted average shares outstanding:
Basic	34,698	33,720	34,377	33,458
Diluted	36,299	34,614	35,767	34,370

THE SPECTRANETICS CORPORATION
Condensed Consolidated Balance Sheets
(000’s)

	12/31/2012	12/31/2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$37,775	$39,638
Accounts receivable, net	19,945	18,123
Inventories, net	9,288	8,542
Deferred income taxes, current portion, net	313	610
Other current assets	2,506	2,421
Total current assets	69,827	69,334
Property and equipment, net	27,006	27,249
Goodwill	13,296	11,569
Other assets	640	884
Total assets	$110,769	$109,036

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$20,193	$27,960
Non-current liabilities	1,879	1,566
Stockholders’ equity	88,697	79,510
Total liabilities and stockholders’ equity	$110,769	$109,036

THE SPECTRANETICS CORPORATION
Supplemental Financial Information
(Unaudited)

Financial Summary	2011	2012
(000’s, except laser sales and installed base amounts)	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr

Disposable products revenue:
Vascular Intervention revenue	$15,877	$16,411	$17,420	$16,821	$16,684
Lead Management revenue	11,893	12,368	13,526	13,918	15,374
Total disposable products revenue	27,770	28,779	30,946	30,739	32,058

Service and other revenue	2,541	2,659	2,515	2,508	2,757

Laser revenue:
Equipment sales	909	591	409	910	772
Rental fees	1,304	1,240	1,165	1,073	1,164
Total laser revenue	2,213	1,831	1,574	1,983	1,936

Total revenue	32,524	33,269	35,035	35,230	36,751

Net income	355	12	636	905	673
Non-GAAP adjusted net income excluding special items (1)	1,310	N/A	N/A	N/A	984

Cash flow generated by (used in) operating activities	3,051	(4,713)	423	3,748	5,703
Total cash and current investment securities at end of quarter	39,638	27,000	27,659	31,646	37,775

Laser sales summary:
Laser sales from inventory	5	3	2	5	6
Laser sales from evaluation/rental units	3	—	1	1	—
Total laser sales	8	3	3	6	6

(1) Non-GAAP adjusted net income excluding special items is a non-GAAP financial measure. Please refer to the non-GAAP reconciliation tables following this table for the reconciliation of the fourth quarter of 2011 and 2012. There were no special items in the first, second or third quarters of 2012.

Worldwide Installed Base Summary:
Laser sales from inventory	5	3	2	5	6
Rental placements	21	15	18	21	30
Evaluation placements	4	7	8	4	6
Laser placements during quarter	30	25	28	30	42
Buy-backs/returns during quarter	(13)	(13)	(14)	(19)	(24)
Net laser placements during quarter	17	12	14	11	18
Total lasers placed at end of quarter	1,011	1,023	1,037	1,048	1,066

Reconciliation of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements prepared in accordance with GAAP, we use certain non-GAAP financial measures in this release. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures for the respective periods can be found in the tables below. An explanation of the manner in which our management uses these non-GAAP measures to conduct and evaluate our business and the reasons why management believes that these non-GAAP measures provide useful information to investors is provided following the reconciliation tables.

THE SPECTRANETICS CORPORATION Reconciliation of revenue by geography to non-GAAP revenue by geography on a constant currency basis (000’s, except percentages) (unaudited)
	Three Months Ended
	December 31, 2012			December 31, 2011	Change
	Revenue, as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue, as reported	As reported	Constant currency basis
United States	$30,819	$—	$30,819	$27,050	14%	14%
International	5,932	159	6,091	5,474	8%	11%
Total revenue	$36,751	$159	$36,910	$32,524	13%	13%

	Twelve Months Ended
	December 31, 2012			December 31, 2011	Change
	Revenue, as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue, as reported	As reported	Constant currency basis
United States	$117,436	$—	$117,436	$105,933	11%	11%
International	22,849	1,227	24,076	21,354	7%	13%
Total revenue	$140,285	$1,227	$141,512	$127,287	10%	11%

THE SPECTRANETICS CORPORATION Reconciliation of revenue by product line to non-GAAP revenue by product line on a constant currency basis (000’s, except percentages) (unaudited)

	Three Months Ended
	December 31, 2012			December 31, 2011	Change
	Revenue, as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue, as reported	As reported	Constant currency basis
Vascular Intervention	$16,684	$108	$16,792	$15,877	5%	6%
Lead Management	15,374	77	15,451	11,893	29%	30%
Laser System, Service & Other	4,693	(26)	4,667	4,754	(1)%	(2)%
Total revenue	$36,751	$159	$36,910	$32,524	13%	13%

	Twelve Months Ended
	December 31, 2012			December 31, 2011	Change
	Revenue, as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue, as reported	As reported	Constant currency basis
Vascular Intervention	$67,336	$533	$67,869	$62,264	8%	9%
Lead Management	55,186	588	55,774	46,480	19%	20%
Laser System, Service & Other	17,763	106	17,869	18,543	(4)%	(4)%
Total revenue	$140,285	$1,227	$141,512	$127,287	10%	11%

THE SPECTRANETICS CORPORATION
Reconciliation of Net Income to Non-GAAP Adjusted Net Income Excluding Special Items and
Net Income per Diluted Share to Non-GAAP Adjusted Net Income Excluding Special Items
per Diluted Share
(000’s, except per share data)
(unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2012		2011		2012		2011
	Net income	Per diluted share (1)	Net income	Per diluted share (1)	Net income	Per diluted share (1)	Net income	Per diluted share (1)
Net income, as reported	$673	$0.02	$355	$0.01	$2,226	$0.06	$894	$0.03
Acquisition-related costs (2)	311	0.01	—	—	311	0.01	—	—
Federal investigation legal and accrued indemnification costs (3)	—	—	(370)	(0.01)	—	—	(370)	(0.01)
Settlement costs -- license agreement dispute (4)	—	—	1,821	0.05	—	—	1,821	0.05
Litigation charge (5)	—	—	—	—	—	—	596	0.02
Litigation-related interest expense (5)	—	—	—	—	—	—	230	0.01
Decrease in valuation allowance against deferred tax asset (6)	—	—	(496)	(0.01)	—	—	(496)	(0.01)
Non-GAAP adjusted net income excluding special items	$984	$0.03	$1,310	$0.04	$2,537	$0.07	$2,675	$0.08

1)
Per share amounts may not add due to rounding. Per diluted share is calculated based on the fully diluted weighted average shares outstanding for all periods. The fully diluted weighted average shares were 36,298,552 and 35,766,970 for the three and twelve months ended December 31, 2012, respectively, and 34,614,334 and 34,370,124 for the three and twelve months ended December 31, 2011.

2)
In the fourth quarter of 2012, we incurred $0.3 million in legal and other costs related to our acquisition of certain product lines from Upstream Peripheral Technologies Ltd. Further information regarding this matter is included in our Form 8-K filed on January 7, 2013.

3)
In the third quarter of 2010, we accrued a $6.5 million charge to record our estimated liability related to indemnification obligations that we had with three former employees. In the fourth quarter of 2011, we reversed $0.4 million of the original accrual based on developments in the court proceedings, including the conclusion of the trial of two of the defendants and the dismissal of charges against a third defendant. Further information regarding this matter is included in our Annual Report on Form 10-K for the year ended December 31, 2011.

4)
In January 2012, we entered into a Termination and Mutual Release (“Agreement”) with Medtronic, Inc. The Agreement terminated the License Agreement between us and Medtronic dated February 28, 1997. Under the Agreement, we paid Medtronic $3.0 million in January 2012. We had accrued royalty expenses in the amount of $1.2 million prior to the settlement; therefore, the amount of $1.8 million was recorded as settlement costs—license agreement dispute. The Agreement includes a mutual release and no further royalty expenses will be incurred subsequent to the effective date of the Agreement.

5)
In the third quarter of 2011, the Dutch Court of Appeal issued a ruling in favor of Cardiomedica S.p.A., requiring us to pay $0.6 million plus $0.2 million of interest to Cardiomedica. Further information regarding this matter is included in our Annual Report on Form 10-K for the year ended December 31, 2011.

6)
In the fourth quarter of 2011, we entered into a strategic tax transaction with the approval of the Dutch tax authority that effectively extended the life of a portion of a net operating loss (NOL) carryforward in the Netherlands, which had previously been scheduled to expire on December 31, 2011 and which had previously been fully reserved. As a result, we recorded a $0.5 million tax benefit representing our estimate of the actual utilization of the extended deduction in future years.

THE SPECTRANETICS CORPORATION
Reconciliation of Net Income to EBITDA and Adjusted EBITDA (000’s) (unaudited)

Twelve Months Ended December 31,
2012
Net income, as reported	$2,226
Provision for income taxes	734
Interest income, net	(8)
Depreciation and amortization	9,854
EBITDA	12,806

Acquisition-related costs	311
Adjusted EBITDA	$13,117

Management uses the non-GAAP financial measures as supplemental measures to analyze the underlying trends in our business, assess the performance of our core operations, establish operational goals and forecasts that are used in allocating resources and evaluate our performance period over period and in relation to our competitors’ operating results.

The impact of foreign exchange rates is highly variable and difficult to predict. We use a constant currency basis to show the impact from foreign exchange rates on current period revenue compared to prior period revenue using the prior period’s foreign exchange rates. In order to properly understand the underlying business trends and performance of our ongoing operations, we believe that investors may find it useful to consider the impact of excluding changes in foreign exchange rates from our revenue.

We believe that presenting the non-GAAP financial measures used in this release provides investors greater transparency to the information used by our management for financial and operational decision-making and allows investors to see our results “through the eyes” of management. We also believe that providing this information better enables our investors to understand our operating performance and evaluate the methodology used by management to evaluate and measure such performance.

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP. Some of the limitations associated with our use of these non-GAAP financial measures are provided below:

•	Management exercises judgment in determining which types of charges or other items should be excluded from the non-GAAP financial measures used.

•
Items such as the acquisition-related costs, federal investigation legal and accrued indemnification costs, the license agreement termination charge and the litigation charge and related interest that are excluded from net income and net income per share can have a material impact on cash flows, GAAP net income and net income per share and reflect economic costs to us that are not reflected in non-GAAP adjusted net income and non-GAAP adjusted net income per share.

•
Depreciation and amortization expense, while not requiring cash settlement, are ongoing and recurring expenses and have a material impact on GAAP net income and reflect economic costs to us that are not reflected in Adjusted EBITDA.

•
The decrease in the valuation allowance against the deferred tax assets represents a change in the value of assets. The benefit associated with this change in value is not included in our non-GAAP adjusted net income or non-GAAP adjusted net income per share.

•	Revenue growth rates stated on a constant currency basis, by their nature, exclude the impact of foreign exchange, which may have a material impact on GAAP revenue.

•
Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and therefore other companies may calculate similarly titled non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

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